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Exhibit 3.18

CERTIFICATE OF OWNERSHIP AND MERGER
MERGING
UNV ACQUISITION CORP.
INTO
MYPOINTS.COM, INC.

Pursuant to Section 253 of the General
Corporation Law of the State of Delaware

        UNV Acquisition Corp., a Delaware corporation(the "Corporation"), desiring to merge itself with and into MyPoints.com, Inc., a Delaware corporation and a more than ninety percent owned subsidiary of the Corporation (the "Subsidiary"), pursuant to the provisions of Section 253 of the General Corporation Law of the State of Delaware ("DGCL"), as amended, DOES HEREBY CERTIFY AS FOLLOWS:

        FIRST: That the Corporation owns more than ninety percent of the outstanding shares of each class of capital stock of the Subsidiary.

        SECOND: That the Board of Directors of the Corporation, by the following resolutions duly adopted by unanimous written consent as of the 20th day of July, 2001, determined to merge itself with and into the Subsidiary:

          RESOLVED, that the Corporation merge itself with and into the Subsidiary, which will result in the Subsidiary continuing as the surviving corporation, and, upon consummation of the merger (the "Merger"), assume all of the Subsidiary's liabilities and obligations;

          RESOLVED, that the officers of the Corporation be, and each of them hereby is, authorized and directed to make, execute and acknowledge, in the name and on behalf of the Corporation, and to file in the proper public offices, a Certificate of Ownership and Merger, setting forth a copy of these resolutions;

          RESOLVED, that at the effective time of the Merger (the "Effective Time") by virtue of the Merger:

            (a)   Each issued and outstanding share of capital stock of the Corporation shall be converted into and become one fully paid and nonassessable share of common stock, par value $1.00 per share, of the surviving corporation;

            (b)   Each share of the common stock, par value $0.001, of the Subsidiary (the "Subsidiary Common Stock") that is owned by the Subsidiary, the Subsidiary's subsidiaries, the Corporation or United New Ventures, Inc., a Delaware corporation ("UNV"), shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor;

            (c)   (i) Subject to paragraph (b) above and are paragraph (d) below, each issued and outstanding share of Subsidiary Common Stock shall be converted into the right to receive $2.60 in cash per share (the "Merger Consideration");

            (ii)   as of the Effective Time, all such shares of Subsidiary Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Subsidiary Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration upon surrender of such certificate in accordance with Section 3.02 of the

    Agreement and Plan of Merger, dated as of June 1, 2001, between UNV, the Corporation and Subsidiary, without interest;

            (d)   Shares of Subsidiary Common Stock that are outstanding immediately prior to the Effective Time and that are held by any person who is entitled to demand and properly demands payment of the fair value of such shares pursuant to, and who complies in all respects with, Section 262 of the DGCL) ("Dissenters' Shares") shall not be converted into Merger Consideration as provided in paragraph (c) above, but rather the holders of Dissenters' Shares shall be entitled to payment of the fair value of such Dissenters' Shares in accordance with Section 262 of the DGCL: provided however, that if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to receive payment of fair value under Section 262 of the DGCL, then the right of such holder to be paid the fair value of such holder's Dissenters' Shares shall cease and such Dissenters' Shares shall be treated as if they had been converted as of the Effective Time into the Merger Consideration as provided in paragraph (c) above;

          RESOLVED, that the officers of the Corporation be, and each of them hereby is, authorized and directed to take such further action and to execute such certificates and other documents as any such officer, in his or her discretion, shall deem necessary or advisable to consummate the merger of the Corporation into Subsidiary and to effect the foregoing resolutions.

        THIRD: That the Merger was approved by unanimous written consent of the stockholder of the Corporation in accordance with Section 228 of the DGCL.

        FOURTH: The certificate of incorporation of the surviving corporation on will be amended and restated at the effective time to be identical to Exhibit A attached hereto.

        IN WITNESS WHEREOF, UNV Acquisition Corp. this caused this Certificate to be executed by the undersigned as of this 20th day of July, 2001.

UNV ACQUISITION CORP.
By:	/s/ Richard J. Poulton

Name: Richard J. Poulton
Title: Chief Financial Officer & Treasurer

EXHIBIT A

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
MYPOINTS.COM, INC.

        1.     The name of the corporation is My Points.com, Inc.

        2.     The address of its registered agent in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

        3.     The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which Corporations may be organized under the General Corporation Law of the State of Delaware.

        4.     The total number of shares of stock which the Corporation shall have authorized to issue is One Thousand (1,000) shares of Common Stock and the par value of each of such shares is One Dollar ($1.00) amounting in the aggregate to One Thousand Dollars ($1,000.00).

        5.     The Corporation is to have perpetual existence.

        6.     The furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the by-laws of the corporation.

        7.     Elections of directors need not be by written ballot unless the by-laws of the Corporation shall provide otherwise.

        Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the Corporation may be kept (subject to any provisions contained in the statutes) outside the State of Delaware at such places as may be designated from time to time by the board of directors or in the by-laws of the Corporation.

        8.     The Corporation reserves the right to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to the reservation.

        9.     (a) A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section l74 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

          (b)   Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the Corporation or is or was serving at the request of the Corporation as director, officer, employee or agent of another corporation or of a partnership. joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereinafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the

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  Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amount paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators: provided, however, that, except as provided in paragraph (b) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article Ninth shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by the director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article Ninth or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

          (c)   If a claim under paragraph (b) of this Article Ninth is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under The Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed, but the burden of providing such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard or conduct, shall be a defense to the action or create presumption that the claimant has not met the applicable standard of conduct.

          (d)   The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article Ninth shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

          (e)   The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

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CERTIFICATE OF INCORPORATION

OF

UNV Acquisition Corp.

        1.     The name of the corporation is UNV Acquisition Corp.

        2.     The address of its registered agent in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle. The name of its registered agent at such address is Corporation Service Company,

        3.     The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which Corporations may be organized under the General Corporation Law of the State of Delaware.

        4.     The total number of shares of stock which the Corporation shall have authorized to issue is One Thousand (1,000) shares of Common Stock and the par value of each of such shares is One Dollar ($1.00) amounting in the aggregate to One Thousand Dollars ($1,000.00).

        5.     The name and the mailing address of the incorporator is as follows:

Name	Mailing Address
Mary Jo C. Georgen	1200 East Algonquin Road Elk Grove Township, IL 60007

        6.     The Corporation is to have perpetual existence.

        7.     The furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the by-laws of the corporation.

        8.     Elections of directors need not be by written ballot unless the by-laws of the Corporation shall provide otherwise. Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the Corporation may be kept (subject to any provisions contained in the statutes) outside the State of Delaware at such places as may be designated from time to time by the board of directors or in the by-laws of the Corporation.

        9.     The Corporation reserves the right to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to the reservation.

        10.   (a) A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to the corporation or its stockholders (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

          (b)   Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the Corporation or is or was serving at the request of the Corporation as director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereinafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article Tenth shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by the director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article Tenth or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

          (c)   if a claim under paragraph (b) of this Article Tenth is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed, but the burden of providing such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or it stockholders) that the claimant has not met such applicable standard or conduct, shall be a defense to the action or create presumption that the claimant has not met the applicable standard of conduct.

          (d)   The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article Tenth shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

          (e)   The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

May 29, 2001
/s/ Mary Jo C. Georgen Mary Jo C. Georgen, Incorporator

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  Exhibit 3.18
CERTIFICATE OF OWNERSHIP AND MERGER MERGING UNV ACQUISITION CORP. INTO MYPOINTS.COM, INC.